

                                                EXHIBIT 11

                                            CONMED Corporation
                     Computation of Weighted Average Number of Shares of Common Stock



                                                                       Year Ended December,
                                                                           (in thousands)
                                                            1998                1999                2000
                                                           ------              ------              ------
Shares outstanding at beginning of period
   (net of 25,000 shares held in treasury) ..........      15,037              15,158              15,279
Weighted average shares issued ......................          48                  83                  32
                                                           ------              ------              ------


Shares used in the calculation of basic EPS
    (weighted average shares outstanding) ...........      15,085              15,241              15,311


Effect of dilutive potential securities .............         236                 189                 203
                                                           ------              ------              ------


Shares used in the calculation of diluted EPS .......      15,321              15,430              15,514
                                                           ======              ======              ======

